Exhibit 99.7

The Directors

Nexvet Biopharma Public Limited Company (the “Company”)

Unit 5 Sragh Business Park

Rahan Road

Tullamore

County Offaly

Dear Sirs

I, Rajiv Patel of 2360 Washington Street, San Francisco, California 94115, United States, hereby resign as a director of the Company with effect from the Effective Time (as defined in the proxy statement (incorporating the scheme circular) dated 2 June 2017 and first despatched to shareholders of Nexvet Biopharma plc on 5 June 2017 (the “Definitive Proxy Statement”)).

I hereby confirm that such resignation is without any claim or right of action of any nature whatsoever outstanding against the Company or any member of the Nexvet Group (as defined in the Definitive Proxy Statement) or any of their officers or employees for breach of contract, compensation for loss of office, redundancy or unfair dismissal or on any other grounds whatsoever in respect of the resignation; provided, that nothing herein operates to release any claims or rights in respect of my current month’s director’s fees which are due for payment and my entitlement to $36,000 in lieu of LTI awards due to me as of 1 July 2017 in accordance with the prevailing Company policy for director remuneration, or in respect of indemnification, insurance or similar rights provided by the Company. My resignation is in connection with the Acquisition (as defined in the Definitive Proxy Statement) and not due to any disagreement or dispute with the Company.

I hereby request that you amend the register of directors and secretaries of the Company accordingly and, pursuant to section 149(8) of the Companies Act 2014, send a notification of my resignation as a director of the Company to the Registrar of Companies in the prescribed form within 14 days of the Effective Time (as defined above).

SIGNED AND DELIVERED as a deed
by RAJIV PATEL
in the presence of:

/s/ Rajiv Patel
RAJIV PATEL

/s/
(Witness’s signature)

/s/
(Witness’s address)

/s/
(Witness’s occupation)

Dated: 30 July 2017